Exhibit 99.1

NEWS RELEASE

2700 Lone Oak Parkway    612-726-2331

Eagan, MN 55121-1534

nwa.com

For Immediate Release

NORTHWEST AIRLINES REPORTS THIRD QUARTER 2004 RESULTS

EAGAN, MINN. – (October 20, 2004) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today reported a third quarter net loss of $46 million or $0.54 per common share.  This compares to the third quarter of 2003 when the airline reported a net profit of $42 million or $0.49 per diluted share.

Doug Steenland, president and chief executive officer, said, “As in recent quarters, our operating performance was negatively impacted by record high fuel cost that continues to drive the dynamics of the airline industry.  As an example of our efforts to address high fuel prices, on Tuesday we expanded a $10 each-way fuel surcharge to nearly all of our domestic fares.”

“Northwest continued to perform well against its major competitors by maintaining an industry-leading revenue premium and a strong cash balance.  Our strong positions in domestic heartland markets and our international passenger and cargo operations benefited us during the quarter.  We also continued our aggressive drive to reduce non-labor costs.”

He continued, “Operationally, the airline ran well during the third quarter.  I want to thank the 38,000 employees of Northwest who provided reliable customer service during the peak summer months.”

“Concerning labor cost restructuring, as anticipated, we have announced a tentative two-year agreement with our pilots.  The proposed agreement, subject to ratification by Northwest pilots and a satisfactory restructuring of our revolving credit facility, includes $300 million in annual labor cost savings from pilots and salaried workers.”

“As scheduled, we are now in contract discussions with ground workers represented by the International Association of Machinists and Aerospace Workers (IAM), and flight dispatchers represented by the Transport Workers of America (TWU).  In addition, preliminary contract discussions will start shortly with the Aircraft Mechanics Fraternal Association (AMFA), the Professional Flight Attendants Association (PFAA), Northwest Airlines Meteorology Association (NAMA), and Aircraft Technical Support Association (ATSA),” Steenland added.

Financial Results

Operating revenues in the third quarter increased 13.4% versus the third quarter of 2003 to $3.05 billion.

Operating expenses increased 16.8% versus a year ago to $2.97 billion.  Unit costs excluding fuel increased by 1.1%.  During the quarter, fuel averaged $1.24 per gallon, up 64.6% versus the third quarter of last year.

“Northwest continues to execute its long-term business strategy in part by continuing to maintain one of the strongest cash balances in our industry.  We are working with our bank partners to restructure our $975 million revolving credit facility well in advance of its scheduled maturity,” said Bernie Han, executive vice president and chief financial officer.

Northwest’s quarter-end cash balance was $2.68 billion, of which $2.54 billion was unrestricted.

Other

Northwest Airlines announced on October 1 that its board of directors had elected Doug Steenland, the airline’s president, to the additional position of chief executive officer following the decision of Richard Anderson to join UnitedHealth Group.

Steenland, who joined Northwest in 1991, was elected president and named to the company’s board in 2001.

In mid-September, Northwest, Continental Airlines and KLM Royal Dutch Airlines became full members of the SkyTeam global airline alliance.  The three new carriers add to SkyTeam’s extensive network of hub airports and destination cities, allowing member airlines to provide their passengers with increased travel options.  The three new members add 10 additional hub locations and 141 new destinations to the SkyTeam network.  Northwest’s entry into SkyTeam provides its customers with greater frequent flyer mileage accrual and redemption possibilities.  Customers traveling with any of the nine member airlines can earn miles toward WorldPerks Elite status and redeem miles on any of the nine airline members.  In addition, Northwest customers enjoy other SkyTeam benefits, including one-stop check-in for connecting flights.

One issue that continues to affect Northwest is the heavy burden of taxation.  “Our ability to return to profitability is hampered by the amount of taxes and fees that we must impose on passenger tickets.  In the case of Northwest Airlines, we paid $325 million in transportation taxes and fees during the third quarter to various government entities.  We are continuing to work with federal officials in an effort to minimize ticket taxes on an industry that has an even greater tax burden than alcohol and tobacco,” Steenland added.

Northwest Airlines will webcast its third quarter results conference call at 11:30 a.m. Eastern Daylight Time (10:30 a.m. Central) today.  Investors and the news media are invited to listen to the call through the company’s investor relations Web site at http://ir.nwa.com.

Northwest Airlines

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and approximately 1,500 daily departures.  Northwest is a member of SkyTeam, a global airline alliance partnership with Aeroméxico, Air France, Alitalia, Continental Airlines, CSA Czech Airlines, Delta Air Lines, KLM Royal Dutch Airlines, and Korean Air.  SkyTeam offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in more than 160 countries on six continents.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release.   For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended September 30		Percent Change		Nine Months Ended September 30		Percent Change
	2004	2003			2004	2003
OPERATING REVENUES
Passenger	$2,297	$2,103	9.2		$6,440	$5,720	12.6
Regional carrier revenues	304	235	29.4		795	622	27.8
Cargo	211	196	7.7		587	544	7.9
Other	240	157	52.9		704	603	16.7
Total operating revenues	3,052	2,691	13.4		8,526	7,489	13.8

OPERATING EXPENSES
Salaries, wages and benefits	952	955	(0.3)		2,853	2,866	(0.5)
Aircraft fuel and taxes	605	386	56.7		1,554	1,172	32.6
Selling and marketing	209	187	11.8		588	533	10.3
Depreciation and amortization	126	144	(12.5)		400	427	(6.3)
Aircraft maintenance materials and repairs	121	114	6.1		341	342	(0.3)
Aircraft rentals	109	117	(6.8)		338	355	(4.8)
Landing fees	78	73	6.8		227	214	6.1
Other rentals	76	68	11.8		222	208	6.7
Regional carrier expenses	322	135	n/m		866	386	n/m
Other	375	366	2.5		1,114	1,140	(2.3)
Aircraft write-downs and other unusual items (a)	—	—	n/m		104	99	5.1
Total operating expenses	2,973	2,545	16.8		8,607	7,742	11.2

OPERATING INCOME (LOSS)	79	146	(45.9)		(81)	(253)	68.0
Operating margin	2.6%	5.4%	(2.8	)pts.	(1.0)%	(3.4)%	2.4	pts.

OTHER INCOME (EXPENSE)
U.S. Government appropriations (b)	—	—	n/m		—	209	(100.0)
Interest expense, net	(133)	(117)	(13.7)		(390)	(341)	(14.4)
Interest of mandatorily redeemable security holder	—	(7)	100.0		—	(19)	100.0
Investment income	14	9	55.6		40	29	37.9
Foreign currency gain (loss)	(4)	7	n/m		(8)	4	n/m
Gain on sale of assets and other unusual items (c)	—	—	n/m		—	199	(100.0)
Other	6	9	(33.3)		3	20	(85.0)
Total other income (expense)	(117)	(99)	(18.2)		(355)	101	n/m

INCOME (LOSS) BEFORE INCOME TAXES	(38)	47	n/m		(436)	(152)	n/m

Income tax benefit (d)	—	—			—	(30)

NET INCOME (LOSS)	(38)	47			(436)	(122)

Preferred stock requirements	(8)	(5)			(22)	(5)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(46)	$42			$(458)	$(127)

Earnings (Loss) per common share:
Basic	$(0.54)	$0.49			$(5.31)	$(1.48)
Diluted	$(0.54)	$0.49			$(5.31)	$(1.48)

Average shares used in computation:
Basic	87	86			86	86
Diluted	87	86			86	86

NOTES:

(a)   Aircraft write-downs and other unusual items include the following:

During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively.

During the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million on certain Boeing 747-200 aircraft.

(b)   During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

(c)   During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

(d)   During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability.  Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset.  Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended September 30				Percent Change		Nine Months Ended September 30				Percent Change
	2004		2003				2004		2003
Scheduled Service:
Available seat miles (ASM) (millions)	23,814		23,287		2.3		68,409		67,210		1.8
Revenue passenger miles (RPM) (millions)	19,744		18,947		4.2		55,225		51,865		6.5
Passenger load factor	82.9%		81.4%		1.5	pts.	80.7%		77.2%		3.5	pts.
Revenue passengers (thousands)	14,798		13,971		5.9		41,599		39,044		6.5
Passenger revenue per RPM (yield)	11.63	¢	11.10	¢	4.8		11.66	¢	11.03	¢	5.7
Passenger revenue per ASM (RASM)	9.64	¢	9.03	¢	6.8		9.41	¢	8.51	¢	10.6

Total operating ASM (millions)	23,839		23,315		2.2		68,524		67,733		1.2
Passenger service operating expense per total ASM (2) (3) (4)	10.24	¢	9.34	¢	9.6		10.36	¢	9.78	¢	5.9
Aircraft impairment, curtailment charge, severance expense and other per total ASM (4)	0.00	¢	0.00	¢	n/m		0.15	¢	0.15	¢	n/m
Mainline fuel expense per total ASM	2.26	¢	1.45	¢	55.9		2.02	¢	1.53	¢	32.0

Cargo ton miles (CTM) (millions)	579		577		0.3		1,697		1,596		6.3
Cargo revenue per ton mile	36.45	¢	34.04	¢	7.1		34.59	¢	34.07	¢	1.5

Fuel gallons consumed (millions)	459		463		(0.9)		1,322		1,331		(0.7)
Average fuel cost per gallon, excluding fuel taxes	124.45	¢	75.60	¢	64.6		111.19	¢	80.17	¢	38.7
Number of operating aircraft at end of period							436		427		2.1
Full-time equivalent employees at end of period							38,178		38,722		(1.4)

(1)   All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”) and is comparable to statistics reported by other major network airlines.

(2)   This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)   Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2004	2003	2004	2003
Freighter operations	150	118	442	355
MLT Inc. - net of intercompany eliminations	44	39	153	158
Regional carriers - net of intercompany eliminations	322	135	866	386
Pinnacle Airlines, Inc. - net of intercompany eliminations (a)	—	75	—	208
Other	15	1	43	14

(a)            Pinnacle Airlines results were consolidated with the Company’s financial statements prior to the initial public offering of Pinnacle Airlines Corp. on November 24, 2003.

(4)   Passenger service operating expense per ASM includes the following items:

	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2004	2003	2004	2003
Curtailment expenses	—	—	—	58
Severance expenses	—	—	—	20
Aircraft impairments	—	—	104	21

SELECTED BALANCE SHEET DATA

(in millions)	September 30, 2004	December 31, 2003
Cash, cash equivalents and unrestricted short-term investments	$2,541	$2,757
Restricted short-term investments	136	126
Total cash, cash equivalents and short-term investments	2,677	2,883

Total assets	14,450	14,154

Long-term debt, including current maturities	8,174	7,866
Long-term obligations under capital leases, including current obligations	364	419

Common stockholders’ deficit	(2,422)	(2,011)